UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2020 (August 27, 2020)

SAExploration Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35471	27-4867100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1160 Dairy Ashford Road, Suite 160 Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (281) 258-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the Restructuring Support Agreement (as defined below) and Backstop Agreement (as defined below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership

On August 27, 2020 (the “Petition Date”), SAExploration Holdings, Inc. (“SAExploration,” the “Company,” “we,” “our,” and “us”) and certain of our wholly-owned direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Petition,” and the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for Southern District of Texas, Houston Division (the “Court”) to pursue a Chapter 11 plan of reorganization (the “Plan”). The Debtors have filed a motion with the Court seeking joint administration of the Chapter 11 Cases for procedural purposes only under the caption In re SAExploration Holdings, Inc., et al. (Case No. 20-34306). The Debtors will continue to operate as debtors-in-possession under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and an order of the Court. The Company expects ordinary-course operations to continue substantially uninterrupted during and after the Chapter 11 Cases.

Restructuring Support Agreement

In connection with the Chapter 11 filing, the Company entered into a restructuring support agreement (together with all exhibits, annexes and schedules thereto, in each case as amended, restated, supplemented or otherwise modified from time to time, the “Restructuring Support Agreement”), dated as of August 27, 2020, with (i) the lenders (the “ABL Lenders”) of 100% of the advances under that certain Third Amended and Restated Credit and Security Agreement, dated as of September 26, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among SAExploration, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company, the Company, the other guarantors party thereto, Cantor Fitzgerald Securities, as administrative agent and collateral agent, and the lenders party thereto, (ii) the lenders (the “Term Loan Lenders” and collectively with the ABL Lenders, the “Supporting Lenders”) of approximately 82.4% of the advances under that certain Term Loan and Security Agreement, dated as of June 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among the Company, the guarantors party thereto, Delaware Trust Company, as administrative agent and collateral agent, and the lenders party thereto, and (iii) holders (the “Supporting Noteholders” and collectively with the Supporting Lenders, the “Supporting Parties”) of 100% of the outstanding principal amount of those certain 6.00% Senior Secured Convertible Notes due 2023 (the “Convertible Notes”) issued under that certain Senior Secured Convertible Notes Indenture, dated as of September 26, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, the guarantors party thereto, and Wilmington Savings Funds Society, FSB, as trustee and collateral trustee. Capitalized terms used in this section but not otherwise defined herein shall have the meanings ascribed to such terms in the Restructuring Support Agreement.

The Restructuring Support Agreement contemplates the restructuring (the “Restructuring”) of the Debtors pursuant to the Plan, the terms of which have been agreed upon by the Company and Supporting Parties. The Restructuring Support Agreement contemplates that the Company will enter into certain restructuring transactions in accordance with the Plan, including, among other things, (i) the entry into a first lien exit term loan facility (the “First Lien Exit Facility”) in an aggregate principal amount of $15 million, on the terms set forth in the term sheet attached to the Restructuring Support Agreement, (ii) the conversion of the ABL Credit Facility into a new second lien exit facility (“Second Lien Exit Facility”) in an aggregate principal amount of $20.5 million with the existing lenders under the ABL Credit Facility, and (iii) a rights offering (the “Rights Offering”) pursuant to which all eligible holders of loans under the ABL Credit Agreement, loans under the Term Loan Credit Agreement, and Convertible Notes will be offered the opportunity to purchase (the “Subscription Rights”) loans to be advanced under the First Lien Exit Facility (the “First Lien Term Loans”) and new shares of common stock (the “New Common Shares”) in the reorganized Company for an aggregate purchase price of $15 million, with the Rights Offering being backstopped by the Supporting Parties (collectively, the “Backstop Parties”) pursuant to the Backstop Agreement (as defined below). The New Common Shares to be issued pursuant to the Rights Offering (the “New First Lien Exit Facility Equity”) will constitute 95% of the New Common Shares as of the Effective Date, subject to dilution only by the Management Incentive Plan (as defined below).

The Restructuring Support Agreement provides for certain milestones requiring, among other things, that the Debtors commence the solicitation of votes to accept or reject the Plan on or before September 16, 2020 and the Confirmation Order be entered by the Court on or before November 5, 2020.

The Restructuring Support Agreement contains certain covenants on the part of each of the Debtors and the Supporting Parties, including, subject to the terms of the Restructuring Support Agreement, limitations on the parties’ ability to pursue transactions other than the Restructuring, commitments by the Supporting Parties to vote in favor of the Plan, and commitments of the Debtors and the Supporting Parties to negotiate in good faith to finalize the documents and agreements governing the Restructuring. The Restructuring Support Agreement also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the Restructuring Support Agreement.

Although the Company intends to pursue the Restructuring in accordance with the terms set forth in the Restructuring Support Agreement, there can be no assurance that the Company will be successful in completing a Restructuring or any other similar transaction on the terms set forth in the Restructuring Support Agreement, on different terms, or at all.

A copy of the Restructuring Support Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Restructuring Support Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Restructuring Support Agreement.

Backstop Agreement

In connection with the Chapter 11 filing, the Company entered into a backstop commitment agreement (together with all exhibits, annexes and schedules thereto, in each case as amended, restated, supplemented or otherwise modified from time to time, the “Backstop Agreement”), dated as of August 27, 2020, with the Backstop Parties, pursuant to which the Backstop Parties agreed to backstop $15 million of the Rights Offering. The Backstop Agreement is subject to Bankruptcy Court approval. Capitalized terms used in this section but not otherwise defined herein shall have the meanings ascribed to such terms in the Backstop Agreement.

Subject to the terms and conditions contained in the Backstop Agreement, each Backstop Party has agreed, severally and not jointly, to (i) fully subscribe for all of its Subscription Rights that are issued to it pursuant to the Rights Offering and the Plan and (ii) purchase (A) First Lien Term Loans in an aggregate principal amount equal to such Backstop Party’s Backstop Percentage (as set forth in the Backstop Agreement) of the aggregate principal amount of First Lien Term Loans, if any, that have not been subscribed for and purchased in the Rights Offering and (B) a number of New Common Shares equal to its Backstop Percentage of the aggregate number of New Common Shares, if any, that have not been subscribed for and purchased in the Rights Offering at the purchase price set forth in the Backstop Agreement.

As consideration for the Backstop Parties’ backstop commitment, a backstop commitment premium equal to (a) a number of New Common Shares equal to 2.5% of the outstanding New Common Shares to be issued by the reorganized Company (“First Lien Exit Facility Put Option Premium”), subject to dilution only by the post-Effective Date (as defined in the Plan) management incentive plan (the “Management Incentive Plan”), pursuant to which New Common Shares in the aggregate amount of 9% of the New Common Shares (on a fully diluted basis as of the Effective Date) shall be reserved and allocated as part of the compensation provided to the reorganized Company’s management, or (b) cash in the aggregate amount of $850,000, if the Backstop Agreement is terminated in certain circumstances.

The obligation of the Backstop Parties to backstop the Rights Offering, and the other transactions contemplated by the Backstop Agreement, is conditioned upon the satisfaction (or waiver) of all conditions to the effectiveness of the Plan, and other conditions precedent set forth in the Backstop Agreement, including Bankruptcy Court approval of the Backstop Agreement. The Backstop Agreement may be terminated upon the occurrence of certain events, including material, uncured breaches under the Backstop Agreement.

A copy of the Backstop Agreement is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Backstop Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Backstop Agreement.

Proposed Chapter 11 Restructuring

The Plan provides, among other things, that:

•

Existing common stock and warrants to purchase common stock of the Company would be extinguished, and existing equity holders would not receive or retain any distribution, property or other value on account of or consideration in respect of their equity interests.

•

Claims relating to the ABL Credit Agreement will be allowed in the aggregate amount of $20.5 million, plus any accrued and unpaid prepetition and postpetition interest thereon. Each such holder of such a claim will receive (i) participation in the Second Lien Exit Facility in an amount equal to such allowed claim; (ii) the right to purchase pursuant to the Rights Offering up to its pro rata share of 78% of (A) the First Lien Term Loans and (B) the New First Lien Exit Facility Equity; and (iii) the payment in full in cash on the Effective Date of all accrued and unpaid prepetition and postpetition interest under the ABL Credit Agreement.

•

Holders of claims relating to the Term Loan Credit Agreement will be allowed in the aggregate amount of $29.0 million, plus any accrued and unpaid interest thereon. Each such holder will receive (i) its pro rata share of 60% of the New Common Shares to be issued by the reorganized Company under the Plan, subject to dilution by the (a) New First Lien Exit Facility Equity, (b) New Common Shares issued pursuant to the First Lien Exit Facility Put Option Premium, and (c) awards related to the New Common Shares issued under the Management Incentive Plan, and (ii) the right to purchase pursuant to the Rights Offering up to its pro rata share of 12.5% of (A) the First Lien Term Loans and (B) the New First Lien Exit Facility Equity.

•

Holders of claims relating to the Convertible Notes will be allowed in the aggregate amount of $60.0 million, plus any accrued and unpaid interest thereon. Each such holder will receive (i) its pro rata share of 40% of the New Common Shares to be issued by the reorganized Company under the Plan, subject to dilution by the (a) New First Lien Exit Facility Equity, (b) New Common Shares issued pursuant to the First Lien Exit Facility Put Option Premium, and (c) awards related to the New Common Shares issued under the Management Incentive Plan, and (ii) the right to purchase pursuant to the Rights Offering up to its pro rata share of 9.5% of (A) the First Lien Term Loans and (B) the New First Lien Exit Facility Equity.

•

Holders of allowed priority claims (other than a priority tax claim or administrative claim) will receive either: (i) payment in full, in cash, equal to the unpaid portion of such claim or (ii) such other treatment as may otherwise be agreed to by such holder, the Debtors, and the Requisite Creditors (as defined in the Plan).

•

Holders of secured claims (other than a secured tax claim, First Lien Claim, or Convertible Notes Claim) will receive, at the Debtors’ election, either: (i) cash equal to the full allowed amount of such claim, (ii) reinstatement of such holder’s claim, or (iii) the return or abandonment of the collateral securing such claim to such holder.

•

Holders of secured tax claims will receive, at the Debtor’s election, either (i) cash equal to the full amount of its claim, (ii) reinstatement of such holder’s priority tax claim, or (iii) the return or abandonment of the collateral securing such claim to such holder.

•

Claims under that unsecured note dated as of May 8, 2020 between SAE Inc. and Texas Champions Bank (the “PPP Loan) will be reinstated, except to the extent that the holder agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release or discharge of such claims.

•

Holders of general unsecured claims will receive the lesser of (i) payment in full in cash of the unpaid portion of such claims and (ii) their pro rata share of $100,000 (less the reasonable out of pocket expenses of the claims administrator), except to the extent that the holder of an allowed general unsecured claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release or discharge of each allowed general unsecured claim.

•

Any claim against a Debtor pursuant to section 510(b) of the Bankruptcy Code (“Section 510(b) Claim”), if any, shall be discharged, canceled, released, and extinguished and shall be of no further force or effect, and holders of Section 510(b) Claims shall not receive any distribution on account of such Section 510(b) Claims.

•

Intercompany claims shall be reinstated or, at the Debtors’ option, cancelled. No distribution shall be made on account of any intercompany claims other than in the ordinary course of business of the Debtors, as applicable.

•	Intercompany interests shall be reinstated or, at the Debtors’ option, cancelled. No distribution shall be made on account of any Intercompany Interests.

The Debtors have also filed a motion which, if approved, would place restrictions on the trading of the Company’s equity securities for the purpose of preserving certain tax attributes.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (collectively, the “Debt Instruments”):

•	the ABL Credit Agreement;

•	the Term Loan Credit Agreement; and

•	the Indenture and the Convertible Notes.

The Debt Instruments provide that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code and orders of the Court.

Item 3.03.	Material Modifications to the Rights of Security Holders

The information set forth above in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 7.01,	Regulation FD Disclosure.

On August 27, 2020, the Company issued a news release announcing the filing of the Chapter 11 Cases and the signing of the Restructuring Support Agreement. A copy of the news release is being furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

The Company cautions that trading in the Company’s securities during the pendency of the anticipated Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the anticipated Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward looking statements. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.

Among those risks, trends and uncertainties are: (i) the Company’s ability to obtain Court approval with respect to motions or other requests made to the Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession; (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization; (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents; (iv) Court rulings in the Chapter 11 Cases in general; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization; (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (viii) increased advisory costs to execute the Company’s reorganization; (ix) the impact on the Company’s ability to access the public capital markets; and (x) other factors disclosed by the Company from time to time in its filings with the SEC, including those described under the caption “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Restructuring Support Agreement, dated as of August 27, 2020.

10.2	Backstop Agreement, dated as of August 27, 2020.

99.1	News Release, dated as of August 27, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2020

SAEXPLORATION HOLDINGS, INC.

/s/ John Simmons
John Simmons
Chief Financial Officer and Vice President